                            CERTIFICATE OF AMENDMENT

                                       OF

                           CERTIFICATE OF DESIGNATION

                                       OF

                         8% CONVERTIBLE PREFERRED STOCK

                                       OF

                            NEWS COMMUNICATIONS, INC.

- -------------------------------------------------------------------------------

                        Pursuant to Section 78.195 of the

                             Nevada Revised Statutes

- -------------------------------------------------------------------------------

         NEWS COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Nevada, DOES HEREBY CERTIFY THAT:

         FIRST: News Communications, Inc. (the "Corporation") was incorporated under the laws of the State of Nevada on May 20, 1986;

         SECOND: Pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, as amended, under the provisions of Section 78.195 of the Nevada Revised Statutes, the Board of Directors of the Corporation on May 18, 1992, by unanimous written consent, fixed the designations, preferences and relative, participating, optional, conversion or other special rights, or qualifications, limitations or restrictions of up to 100 shares of preferred stock of the Corporation, $1.00 par value designated as "8% Convertible Preferred Stock.







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         THIRD: A Certificate of Designation of 8% Convertible Preferred Stock
was filed in the Office of the Secretary of State of the State of Nevada on June 1, 1992 (the "Original Certificate of Designation") .

         FOURTH: Pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, under the provisions of section
78.195 of the Nevada Revised Statutes, the Board of Directors of the Corporation on July 6, 1992, by unanimous consent, authorized the issuance of an additional 400 shares of 8% Convertible Preferred Stock and further authorized that the Original Certificate of Designation be amended accordingly.

         FIFTH: Pursuant to such authority, the Original Certificate of Designation is hereby amended as follows:

         (a) The term "100 shares" appearing in the preamble to Article SECOND of the Original Certificate of Designation is hereby amended to read "500 shares."

         (b) The first sentence of Section (2) of Article SECOND of the Original Certificate of Designation is hereby amended to read as follows:

          "The number of shares of 8% Convertible Preferred Stock shall be 500 shares."


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         IN WITNESS WHEREOF, NEWS COMMUNICATIONS, INC. has caused this
Certificate of Amendment of Certificate of Designation to be duly executed by its President and attested to by its Secretary, who affirm that the information contained in the foregoing Certificate of Amendment of Certificate of Designation is true under the penalties of perjury this 9th day of July 1992.

                                       NEWS COMMUNICATIONS, INC.



                                       By:  /s/ Michael Schenkler
                                            --------------------------------
                                            Michael Schenkler, President

                                       By:  /s/ Martin J. McLaughlin
                                            --------------------------------
                                            Martin J. McLaughlin, Secretary



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




 STATE OF NEW YORK )
                    : ss.:
 COUNTY OF NEW YORK )

         On July 9, 1992, before me personally came MICHAEL SCHENKLER and MARTIN
J. MCLAUGHLIN, to me known, who, being by me duly sworn, did depose and say that they are respectively the President and Secretary of NEWS COMMUNICATIONS, INC., the corporation described in and which executed the foregoing instrument; and that they signed their names thereto by order of the board of directors of said corporation.


                                        /s/ Marie C. Bouderau
                                        ---------------------------
                                        Notary Public